Exhibit 1.1

Execution Copy

CUBESMART

7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest

(Liquidation Preference $25.00)

UNDERWRITING AGREEMENT

Dated: October 28, 2011

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EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	Form of Opinion of Company Counsel
Exhibit D	–	Form of Company Tax Counsel Opinion
Exhibit E	–	Form of Pricing Term Sheet
Exhibit F	–	Issuer General Use Free Writing Prospectuses
Exhibit G	–	Form of CFO Certificate

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CUBESMART

7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest

UNDERWRITING AGREEMENT

October 28, 2011

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC
301 S. College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership for which the  Company is the sole general partner (the “Operating Partnership” and together with the Company, the “Transaction Entities”), confirm their respective agreements with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representative (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of 2,800,000 shares (the “Initial Securities”) of the Company’s 7.75% Series A cumulative redeemable preferred shares of beneficial interest (Liquidation Preference $25.00 per share), par value $.01 per share (the “Series A Shares”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 420,000 additional Series A Shares to cover over allotments, if any.  The Initial Securities to be purchased by the Underwriters and all or any part of the 420,000 additional Series A Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated October 27, 2011 relating to the Securities and a related base prospectus dated September 16, 2011 (the “Base Prospectus”).  Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.”  Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated October 28, 2011 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b).  The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

On October 24, 2011, the Operating Partnership entered into an agreement (the “Acquisition Agreement”) to acquire twenty two self-storage properties from Storage Deluxe (the “Acquired Properties”) as described in the Prospectus (the “Proposed Acquisition”).

SECTION 1.  Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnership.  The Company and the Operating Partnership hereby jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)           Status as a Well-Known Seasoned Issuer.  (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405).  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.  Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(2)           Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Registration Statement was initially filed with the Commission on September 16, 2011.

(3)           Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times that the Registration Statement and any amendments thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date, (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement and any amendments to the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times that the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase any Securities from the Underwriters, neither (x) the Pricing Term Sheet (as defined in Section 3(s) below), any other Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined).

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

At the respective times that the Registration Statement or any amendments to any of the foregoing were filed and as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(4)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times when they became or hereafter become effective or at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(5)           REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for each taxable year commencing with its taxable year ended December 31, 2004 and through its taxable year ended December 31, 2010, and its current and proposed organization and method of operation (as described in the General Disclosure Package and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2011 and thereafter.

(6)           Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the last Option Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or referenced in Exhibit F hereto or the Registration Statement.

(7)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(8)           Authorization of the Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters against payment therefor pursuant to this Agreement on the Closing Date or any Option Closing Date, will be validly issued, fully paid and nonassessable.  The form of the certificate representing the Series A Shares, which was incorporated by reference as an exhibit to the Registration Statement, complies with all applicable legal requirements, the requirements of the Company’s declaration of trust and bylaws, and the requirements of the New York Stock Exchange (“NYSE”).  The Company has duly and validly reserved for future issuance a requisite number of Common Shares so issuable upon redemption or conversion of the Series A Shares in accordance with the articles supplementary of the Series A Shares. The Common Shares so issuable upon redemption or conversion of the Series A Shares have been duly authorized and, when issued upon conversion of the Series A Shares in accordance with the articles supplementary of the Series A Shares, will be validly issued, fully paid and nonassessable.

(9)           No Private Issuances of Series A Shares.  During the six-month period preceding the date of the Prospectus, the Company has not issued or sold any securities pursuant to Rule 144A, Regulation D, or Regulation S of the 1933 Act, except in connection with the redemption or conversion of limited partnership units of the Operating Partnership (the “Units”) or as otherwise disclosed in the General Disclosure Package and the Prospectus.

(10)         No Applicable Registration or Other Similar Rights.  Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been effectively waived or are inapplicable to the offering of the Securities.

(11)         No Material Adverse Change.  Except as otherwise disclosed in the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package:  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities, their subsidiaries or the Acquired Properties, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Transaction Entities and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries or joint ventures, any of its subsidiaries or joint ventures on any class of capital shares or repurchase or redemption by the Company or any of its subsidiaries or joint ventures of any class of capital shares.

(12)         Independent Accountants.  KPMG LLP, who has certified the financial statements (which term as used in this Agreement includes the related notes thereto and any schedules) included or incorporated by reference in the Registration Statement and included or incorporated by reference in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1934 Act.

(13)         Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein.  Such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required under applicable law or the rules and regulations of the Commission to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.  The selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained in, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus.  The Company’s ratios of earnings to fixed charges set forth or incorporated by reference in the General Disclosure Package and the Prospectus and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the 1933 Act.

(14)         Incorporation and Good Standing of the Company and its Subsidiaries.  (i) Each of the Company and its subsidiaries has been duly formed or organized and is validly existing and in good standing under the laws of the jurisdiction of its formation or organization, except with respect to any subsidiaries as would not have a Material Adverse Effect (defined below), and (ii) the Company and each of its subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities and their subsidiaries, considered as one entity (a “Material Adverse Effect”).  Each of the Company and its subsidiaries has the entity power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement.  All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries and joint ventures listed on Exhibit B attached hereto.

(15)         Formation and Good Standing of the Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and has all partnership power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership and, as of the date of this Agreement, but prior to giving effect to the use of proceeds under its offering of common shares pursuant to a final prospectus dated October 25, 2001, owns a 95.4% interest in the Operating Partnership.

(16)         Capitalization and Other Capital Share Matters.  The authorized, issued and outstanding capital shares of the Company is as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the General Disclosure

Package and the Prospectus or upon exercise of outstanding options described in the General Disclosure Package and the Prospectus, as the case may be).  The Series A Shares (including the Securities) conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. All of the issued and outstanding capital shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and applicable state securities laws.  None of the outstanding capital shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of beneficial interest of the Company or any of its subsidiaries other than those described in the General Disclosure Package and the Prospectus or as provided in the declaration of trust of the Company.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the General Disclosure Package and the Prospectus accurately present the information required to be shown with respect to such plans, arrangements, options and rights and all such plans have been approved or adopted in accordance with applicable law, rule or regulations, including without limitation, the rules of the NYSE.  All of the issued and outstanding Units have been duly authorized and validly issued, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).  The terms of the Units conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.  Except as disclosed in the General Disclosure Package and the Prospectus or as provided in the partnership agreement of the Operating Partner, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership.

(17)         Listing.  The Company has applied to have the Securities approved for listing on the NYSE.

(18)         Non-Contravention of Existing Instruments.  Neither of the Transaction Entities nor any of their subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its declaration of trust, charter, certificate of limited partnership, by-laws, limited partnership agreement or other organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which such Transaction Entity or subsidiary is a party or by which it may be bound, or to which any of the property or assets of a Transaction Entity or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over a Transaction Entity or subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii), for such

Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(19)         No Further Authorizations or Approvals Required. The execution, delivery and performance of this Agreement and the Acquisition Agreement by each of the Transaction Entities and consummation of the transactions contemplated herein and in the Acquisition Agreement by the Transaction Entities, by the General Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary trust or partnership action, as applicable, and will not result in any Default under the declaration of trust or by-laws of the Company, the certificate of limited partnership or agreement of limited partnership of the Operating Partnership or any organizational document of any subsidiary thereof, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults or Debt Repayment Triggering Event or liens, charges or encumbrances that could not result in a Material Adverse Effect, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Transaction Entities or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having  jurisdiction over the Transaction Entities or any of their subsidiaries or any of their properties.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement or the Acquisition Agreement by each of the Transaction Entities and consummation by the Transaction Entities of the transactions contemplated herein or in the Acquisition Agreement, by the General Disclosure Package and by the Prospectus, except, in the case of this Agreement, as (i) have been obtained or made by each of the Transaction Entities and are in full force and effect under the 1933 Act, or (ii) or as may be obtained under the 1933 Act, applicable state securities or blue sky laws and from FINRA, upon the filing of the Articles Supplementary to Declaration of Trust of the Company with the Maryland State Department of Assessments and Taxation and additional listing applications for the Initial Securities on the NYSE and, in the case of the Acquisition Agreement, such approvals, consents, authorizations, orders, registrations, filings as have been or will be obtained prior to the applicable closing dates under the Acquisition Agreement.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their subsidiaries.

(20)         Enforceability and Description of Acquisition Agreement.  The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Operating Partnership, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.  To the knowledge of the Transaction Entities, the Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the seller named therein, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.  To the knowledge of the Transaction Entities, the conditions to the consummation of the transaction contemplated by the Acquisition Agreement will be satisfied, and that such transaction will be consummated on the terms and by the date, and as otherwise contemplated by, the Prospectus and the Acquisition Agreement.  The description of the Acquisition Agreement set forth under the heading “The Company—Recent Developments” in the General Disclosure Package and the Prospectus constitutes a complete and accurate summary of the material terms thereof.

(21)         No Material Actions or Proceedings.  Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Transaction Entities or any of their subsidiaries, (i) which has as the subject thereof any officer, director or trustee of, or property owned or leased by, the Transaction Entities or any of their subsidiaries or (ii) relating to environmental or discrimination matters, where in either such case, (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to such Transaction Entity or subsidiary, or any officer, director or trustee of, or property owned or leased by, the Transaction Entities or any of their subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, could reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(22)         No Material Actions or Proceedings Affecting the Acquisition Properties.  Except as otherwise disclosed in the General Disclosure Package and the Prospectus, to the knowledge of the Transaction Entities, there are no legal or governmental actions, suits or proceedings pending or threatened against or affecting any of the Acquisition Properties where (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Acquisition Properties and (B) any such action, suit or proceeding, if so determined adversely, could reasonably be expected to have a Combined Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or the Acquisition Agreement.

(23)         Labor Matters.  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.

(24)         Intellectual Property Rights.  The Transaction Entities and their subsidiaries own, possess, license or have other rights to use, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the General Disclosure Package and the Prospectus to be conducted.  Except as set forth in the General Disclosure Package and the Prospectus, no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Transaction Entities or their subsidiaries. There is no (i) to the Company’s knowledge, infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Transaction Entities or their subsidiaries, (ii) pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ or their subsidiaries’ rights in or to any Intellectual Property, and the Transaction Entities are unaware of any facts that would form a reasonable basis for any such claim, (iii) no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction Entities are unaware of any facts that would form a reasonable basis for any such claim, and (iv) no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that either of the Transaction Entities’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact that would form a reasonable basis for any such claim, except in each case, any such action, suit, proceeding or claim that would not, individually or in the aggregate, result in a Material Adverse Effect.

(25)         All Necessary Permits, etc.  The Transaction Entities and each of their subsidiaries and, to the knowledge of the Transaction Entities, the Acquisition Properties possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, as described in the General Disclosure Package and the Prospectus, except where failure to possess any such licenses, certificates, authorizations or permits would not, singly or in the aggregate, result in a Combined Material Adverse Effect, and neither of the Transaction Entities nor any of their subsidiaries, nor to the knowledge of the Transaction Entities, any of the Acquisition Properties, has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Combined Material Adverse Effect.

(26)         Title to Properties.  The Transaction Entities and each of their subsidiaries have good and marketable title to all the properties and assets reflected as owned in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the General Disclosure Package and the Prospectus) (collectively, the “Properties”), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) those which do not, singly or in the aggregate, materially affect the value of such Property and do not interfere with the use made or proposed to be made of such Property by the Transaction Entities, any subsidiary or a joint venture entity in which the Company or any of its subsidiaries owns a minority interest.  The real property, improvements, equipment and personal property held under lease by the Transaction Entities or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Transaction Entities or such subsidiary.  The Operating Partnership or a subsidiary thereof has obtained title insurance on the fee interest in each of the Properties, in an amount that is commercially reasonable for each Property, but at least equal to the purchase price of each such Property.  All such policies of insurance are in full force and effect.

(27)         Tax Law Compliance.  The Transaction Entities and their consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for (i) any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and (ii) any tax returns or taxes where failure to file or pay would not have a Material Adverse Effect.  The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the General Disclosure Package and the Prospectus)in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Transaction Entities or any of their consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(28)         Tax Classification of the Operating Partnership.  The Operating Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal tax purposes throughout the period from its formation through the date hereof.

(29)         Company Not an “Investment Company.”  The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the preliminary prospectus and the Prospectus will not be required to register as, an “investment company” within the meaning of the 1940 Act.

(30)         Compliance with Reporting Requirements.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(31)         Insurance.  The Transaction Entities and their subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses.  To the knowledge of the Transaction Entities, all policies of insurance and fidelity or surety bonds insuring the Transaction Entities or any of their subsidiaries or their respective businesses, assets, employees, officers, directors and trustees are in full force and effect; the Transaction Entities and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Transaction Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither of the Transaction Entities nor any such subsidiary has been refused any insurance coverage sought or applied for.  Neither of the Transaction Entities has any reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(32)         No Restrictions on Dividends or Other Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(33)         No Price Stabilization or Manipulation.  The Transaction Entities have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Series A Shares to facilitate the sale or resale of the Securities.

(34)         Related Party Transactions.  There are no business relationships or related-party transactions involving either of the Transaction Entities or any of their subsidiaries or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described, or incorporated by reference, as required.

(35)         No Material Weakness in Internal Controls.  Except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) to the Company’s knowledge, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(36)         Disclosure Controls.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that is designed to ensure that information relating to the Company and its consolidated subsidiaries and required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15(e) under the 1934 Act.

(37)         Internal Controls and Procedures.  The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15(f) under the 1934 Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(38)         Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of trustees of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a Common Share on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

(39)         No Unlawful Contributions or Other Payments.  Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined herein), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities, their subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(40)         No Conflict with Money Laundering Laws.  The operations of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(41)         No Conflict with OFAC Laws.  Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Transaction Entities or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(42)         Compliance with Laws.  (i) Neither of the Transaction Entities nor any of their subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any Properties or any Acquisition Properties or any part thereof which could have a Combined Material Adverse Effect; (ii) each of the Properties and, to the knowledge of the Transaction Entities, each of the Acquisition Properties, complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; (iii) neither of the Transaction Entities nor any of their subsidiaries have received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or the Acquisition Properties or any part thereof, and neither of the Transaction Entities nor any of their subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated could have a Combined Material Adverse Effect; (iv) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties)

of the Transaction Entities or any of their subsidiaries or, to the knowledge of the Transaction Entities, any of the Acquisition Properties, that are required to be described in the General Disclosure Package and the Prospectus are disclosed therein; (v) no lessee of any  portion of any of the Properties or, to the knowledge of the Transaction Entities, any of the Acquisition Properties, is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that could not have a Combined Material Adverse Effect; and (vi) all water, stormwater, sanitary sewer, electricity and telephone service are available at the property lines of each Property or, to the knowledge of the Transaction Entities, each Acquisition Property, over duly dedicated streets or perpetual easements of record benefiting the applicable Property or Acquisition Property other than as could not have a Combined Material Adverse Effect; and (vii) no tenant under any lease pursuant to which the Transaction Entities or any of their subsidiaries leases the Properties or, to the knowledge of the Transaction Entities, any lease pursuant to which any Acquisition Property leases such Acquisition Property, has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, could not have a Combined Material Adverse Effect.

(43)         Compliance with Environment Laws.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Transaction Entities nor any of their subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Transaction Entities or their subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication that alleges that either of the Transaction Entities or any of their subsidiaries is in violation of any Environmental Law, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which either of the Transaction Entities has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Transaction Entities or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Transaction Entities or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Transaction Entities or any of their subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Transaction Entities or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Transaction Entities or any of their subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither of the Transaction Entities nor any of their subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(44)         Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Transaction Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Transaction Entities and their subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as otherwise disclosed in the General Disclosure Package and the Prospectus.

(45)         ERISA Compliance.  Each of the Transaction Entities and its subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either of the Transaction Entities or its subsidiaries would have any liability; neither of the Transaction Entities nor any of their subsidiaries has incurred and reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which either of the Transaction Entities or its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in each case where such non-compliance, reportable events, liabilities or failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(46)                            Brokers.  Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(47)                            No Outstanding Loans or Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or trustees of the Company or any of the members of any of their families, except as disclosed in the General Disclosure Package and the Prospectus.

(48)                            Sarbanes-Oxley Compliance.  There is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(49)                            Subsidiaries.  The Operating Partnership, CubeSmart Management, LLC, a Delaware limited liability company and CubeSmart TRS, Inc., an Ohio corporation, are  the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act).

(50)                            Statistical and Market Related Data.  Nothing has come to the attention of the Transaction Entities that has caused the Transaction Entities to believe that the statistical and market-related data included in the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(51)                            Compliance with the Americans with Disabilities Act.  Each of the Properties is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(52)                            NYSE Compliance.  The Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Shares on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Shares from the NYSE.

(b)                                 Certificates.  Any certificate signed by any officer of the Company or the Operating Partnership or any of their subsidiaries (whether signed on behalf of such officer, the Company, the Operating Partnership or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)                                  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, the Initial Securities and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities, which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $24.2125 per share (the “Purchase Price”).

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 420,000 Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on November 2, 2011 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the

Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Delivery of Securities.  Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.  Covenants of the Transaction Entities.  Each of the Transaction Entities, jointly and severally, covenants and agrees with each Underwriter as follows:

(a)                                  Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement a reasonable period of time prior to such proposed filing, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably and timely objects to.

(b)                                 1933 Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the time of execution of this Agreement, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Series A Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the 1933 Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) under the 1933 Act were received in a timely manner by the Commission.

(c)                                  Exchange Act and NYSE Compliance.  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act and the NYSE in the manner and within the time periods required by the 1934 Act and the NYSE.

(d)                                 Amendments and Supplements to the Registration Statement, General Disclosure Package and Prospectus and Other 1933 Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus, or to file under the 1934 Act any document incorporated by reference in the General Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives or their counsel it is otherwise necessary or advisable to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file under the 1934 Act any document incorporated by reference in the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 3(a) and 3(q) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the

Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)                                  Copies of any Amendments and Supplements to the Prospectus.  The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the General Disclosure Package as the Representatives may reasonably request.

(f)                                    Copies of the Registration Statement and the Prospectus.  The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the General Disclosure Package as the Representatives may reasonably request; provided, in each case, that the Representatives deliver such request(s) to the Company in writing.

(g)                                 Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h)                                 Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(i)                                     Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Series A Shares.

(j)                                     Earnings Statement.  The Company agrees with each of the Underwriters to make generally available to its shareholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

(k)                                  Listing.  The Company will use its best efforts to effect the listing of the Securities on the NYSE within the time period specified in the Prospectus.

(l)                                     Restriction on Sale of Securities.  During the Lock-Up Period, the Company will not, without the prior written consent of Wells Fargo, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Series A Shares or other capital shares of the Company or any securities convertible into or exercisable or exchangeable for Series A Shares or other capital shares of the Company.  Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may, without the prior written consent of Wells Fargo:

(1)                                  issue the Securities to the Underwriters pursuant to this Agreement;

(2)                                  issue any of the Company’s Common Shares pursuant to that certain Underwriting Agreement dated October 25, 2011 by and between Wells Fargo, as representative of the several underwriters listed on Exhibit A thereto, the Company and the Operating Partnership;

(3)                                  issue any Preferred Shares that are classified as Series B Preferred Shares in connection with the financing of the Proposed Acquisition;

(4)                                  issue shares, and options to purchase Common Shares pursuant to equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement;

(5)                                  issue Common Shares pursuant to any put, tender or other rights exercised by holders of Units in the Operating Partnership; and

(6)                                  issue Common Shares upon the exercise of share options or other equity incentives outstanding on the date of this Agreement or issued after the date of this Agreement under equity incentive plans referred to in clause (4) above, as those plans are in effect on the date of this Agreement.

(m)                               Compliance with Sarbanes-Oxley Act.  The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n)                                 Future Reports to Shareholders.  To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that any document that is available on EDGAR shall be deemed furnished to the Company’s shareholders in satisfaction of its obligation under this paragraph.

(o)                                 Future Reports to the Representatives.  During the period from the date of this Agreement through the five year anniversary hereof, the Company will furnish upon request to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report on Form 10-K to shareholders for such year; and the Company will furnish upon request to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to shareholders; provided that any document that is available on EDGAR shall be deemed furnished to the Representatives and Underwriters in satisfaction of the Company’s obligation under this paragraph.

(p)                                 REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of trustees that it is no longer in the Company’s best interests to qualify as a REIT.

(q)                                 Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

(r)                                    No Manipulation of Price.  The Transaction Entities will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(s)                                  Pricing Term Sheet.  The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit E and otherwise in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof’ provided that the Company shall furnish the Representatives with copies of any such pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

SECTION 4.  Payment of Expenses.

(a)                                  Expenses.  The Company will pay all expenses incident to the performance of the Transaction Entities’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of one firm or counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of one firm or counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and for clearance, settlement and book-entry transfer through DTC, (xi) the costs and expenses of the Company and any of its officers, directors, trustees, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic roadshows, fees and expenses of any consultants engaged in connection with roadshow presentations, and travel, including chartered aircraft, lodging, transportation, and other expenses of the officers, directors, trustees, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.  Except as otherwise provided herein, the Underwriters, shall pay their own expenses, including the fees and disbursements of Underwriters’ counsel.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (v) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of one firm or counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained in this Agreement, or in certificates signed by any officer of the Company or the Operating Partnership or any subsidiary of the Company or the Operating Partnership (whether signed on behalf of such officer, the Company, the Operating Partnership or such subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Representatives, and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on (b)(8)).

(b)                                 No Downgrade.  There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, any preferred shares of the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities, preferred shares or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities, preferred shares or other securities have been placed on negative outlook.

(c)                                  Opinion of Counsel for Company.  At Closing Date, the Representatives shall have received the favorable opinions, dated as of Closing Date, of Pepper Hamilton LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C and Exhibit D hereto and to such further effect as the Representatives or counsel to the Underwriters may reasonably request.

(d)                                 Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Hunton & Williams LLP, counsel for the Underwriters, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto), the General Disclosure Package and other related matters as the Representatives may reasonably require, together with signed or reproduced copies of such letter for each of the other Underwriters. In said opinion, Hunton & Williams LLP may rely as to all matters of Maryland law on the opinion of Pepper Hamilton LLP.

(e)                                  Officers’ Certificate.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change,  and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of each of the Transaction Entities by the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company and the Operating Partnership, dated as of Closing Date, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties of the Transaction Entities in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(f)                                    Accountant’s Comfort Letter.   At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic roadshow) and the Prospectus and any amendments or supplements thereto.

(g)                                 Bring-down Comfort Letter.  At Closing Date, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 9, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(h)                                 Approval of Listing.  At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the NYSE subject only to official notice of issuance.

(i)                                     Certificate of Chief Financial Officer.  At the time of the execution of this Agreement, the Representatives shall have received from the Chief Financial Officer of the Company an officer’s certificate dated such date, in the form set forth in Exhibit I hereto and to such further effect as counsel to the Underwriters may reasonably request.  At the Closing Date, the Representatives shall have received from the Chief Financial

Officer of the Company a certified dated as of the Closing Date confirming that the certificate delivered by such officer at the time of the execution of this Agreement remains true and correct as of the Closing Date.

(j)                                     Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)                                  Opinion of Counsel for Company.  The favorable opinions of Company Counsel, each in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(2)                                  Opinion of Counsel for Underwriters.  The favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3)                                  Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Transaction Entities by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4)                                  Bring-down Comfort Letter.  A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic roadshow) and the Prospectus subsequent to the Closing Date.

(k)                                  Certificate of Chief Financial Officer.  A certificate, dated such Option Closing Date, of the Chief Financial Officer of the Company confirming that the certificate delivered by such officer at the time of the execution of this Agreement pursuant to Section 5(j) hereof remains true and correct as of such Option Closing Date.

(l)                                     Filing of Articles Supplementary.  At the Closing Date, the Company shall have filed Articles Supplementary establishing and fixing the rights and preferences of the Series A Shares with the State Department of Assessments and Taxation of Maryland.

(m)                               Additional Documents.  At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)                                 Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company and the Operating Partnership at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, and 11 through 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                  Indemnification by the Transaction Entities.  The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d) , or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Content (defined below in Section (b) hereto).

(b)                                 Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities, the Company’s directors and/or trustees, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), in reliance upon and in conformity with the Underwriter Content.  The Company hereby acknowledges and agrees that the only information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the fifth paragraph under such caption, (ii) the information regarding stabilization, syndicate covering transactions appearing in the twelfth and thirteenth paragraphs under such caption (the “Underwriter Content”).

(c)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by the Representatives; and counsel to the Transaction Entities, the Company’s directors and/or trustees, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly and with all other indemnifying parties similarly notified, by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, to assume the defense thereof; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Transaction Entities, the Company’s directors and/or trustees, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Transaction Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer, director, employee, partner and member of any Underwriter and its affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and/or trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the

1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Transaction Entities or any of their subsidiaries (whether signed on behalf of such officer, the Transaction Entities or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Transaction Entities, any officer, director, trustee or employee of the Transaction Entities or any person controlling the Company, and shall survive delivery of and payment for the Initial Securities.

SECTION 9.  Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Transaction Entities, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Transaction Entities at any time on or prior to such Option Closing Date), (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Change or any development that could reasonably expected to result in a Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities or Preferred Shares of the Company, or of the securities of any subsidiary or subsidiary trust of the Company, by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities or Preferred Shares under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities or Preferred Shares has been placed on of negative outlook.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, and 11 through 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date, which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone).  Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, North Carolina 28288, Attention of Transaction Management, fax no. 704-383-9165 (with such fax to be confirmed by email to: tmgcapitalmarkets@wellsfargo.com) and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Center, NY1-050-12-02, New York, NY 10020, Attention: High Grade Transaction Management/Legal, fax no. 646-855-5958); and notices to the Company shall be directed to it at CubeSmart, 460 East Swedesford Road, Wayne, PA 19087, Attention:  Jeffrey Foster, Chief Legal Officer, fax no. (610) 293-5720 (with such fax to be confirmed by telephone to (610) 293-5700).

SECTION 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and their respective successors, and said controlling persons and other indemnified parties and their heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 2:00 p.m. (New York City time) on October 28, 2011 or such other time as agreed by the Company and the Representatives.

“capital shares” means any Series A Shares or other capital shares of the Company.

“Combined Material Adverse Effect” means a material adverse effect on the condition, financial or otherwise, or on the earning, business, properties, operations or prospectus, whether or not arising from transactions in the ordinary course of business, of the Company, its subsidiaries and the Acquired Properties, taken as a whole.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means the Company’s common shares of beneficial interest, par value $0.01 per share.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

 “Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement, subject to extension of such period as provided herein.

“NYSE” means the New York Stock Exchange.

“Preferred Shares” the Company’s preferred shares of beneficial interest, par value $0.01 per share.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.  The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s registration statement on Form S—3 (Registration No. 333-176885) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S—3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

 “Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430A,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 16.  Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided that the prior written consent of the Company and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit F hereto and to any electronic roadshow in the form previously provided by the Company to and approved by the Representatives.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rules 164 and 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 17.  Absence of Fiduciary Relationship.  Each of the Transaction Entities, severally and not jointly, acknowledges and agrees that:

(a)           Each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Transaction Entities, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the Transaction Entities on other matters;

(b)           the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c)           it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or either of the Transaction Entities, including stockholders, employees or creditors of the Transaction Entities.

SECTION 18.  Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Transaction Entities hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Transaction Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Transaction Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 19.  Consent to Jurisdiction.  Each party hereto hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 20.  Waiver of Immunity.  With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such action, suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

CUBESMART

By	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

By	CUBESMART
its sole general partner

	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Authorized Signatory

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Jeffrey Horowitz
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC	1,106,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	1,106,000
Morgan Keegan & Company, Inc.	196,000
Raymond James & Associates, Inc.	196,000
Stifel, Nicolaus & Company, Incorporated	196,000
Total	2,800,000

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Percentage Ownership	Significant Subsidiary (Y/N)
CubeSmart, L.P. (formerly known as U-Store-It, L.P.)	Delaware	95.4%	Y
Acquiport/Amsdell III, LLC	Delaware	100%	N
Acquiport/Amsdell IV, LLC	Delaware	100%	N
Acquiport/Amsdell VI, LLC	Delaware	100%	N
Lantana Property Owner’s Association, Inc.	Florida	100%	N
U-Store-It Development LLC	Delaware	100%	N
Cubesmart TRS, Inc. (formerly known as U-Store-It Mini Warehouse Co.)	Ohio	100%	Y
U-Store-It Trust Luxembourg S.ar.l.	Luxembourg	100%	N
USI II, LLC	Delaware	100%	N
USI Overseas Development Holding L.P.	Delaware	100%	N
USI Overseas Development LLC	Delaware	100%	N
USIFB LP	London	100%	N
USIFB LLP (Joint Venture)	London	97%	N
YASKY LLC	Delaware	100%	N
YSI I LLC	Delaware	100%	N
YSI II LLC	Delaware	100%	N
YSI III LLC	Delaware	100%	N
YSI IV LLC	Delaware	100%	N
YSI IX GP LLC	Delaware	100%	N
YSI IX LP	Delaware	100%	N
YSI IX LP LLC	Delaware	100%	N
CubeSmart Management LLC (formerly known as YSI Management LLC)	Delaware	100%	Y
YSI V LLC	Delaware	100%	N
YSI VI LLC	Delaware	100%	N
YSI VII GP LLC	Delaware	100%	N
YSI VII LP	Delaware	100%	N
YSI VII LP LLC	Delaware	100%	N
YSI VIII GP LLC	Delaware	100%	N
YSI VIII LP	Delaware	100%	N
YSI VIII LP LLC	Delaware	100%	N
YSI X GP LLC	Delaware	100%	N
YSI X LP	Delaware	100%	N
YSI X LP LLC	Delaware	100%	N
YSI XI GP LLC	Delaware	100%	N
YSI XI LP	Delaware	100%	N
YSI XI LP LLC	Delaware	100%	N
YSI XII GP LLC	Delaware	100%	N
YSI XII LP	Delaware	100%	N
YSI XII LP LLC	Delaware	100%	N
YSI XIII GP LLC	Delaware	100%	N
YSI XIII LP	Delaware	100%	N
YSI XIII LP LLC	Delaware	100%	N
YSI XIV GP LLC	Delaware	100%	N
YSI XIV LP	Delaware	100%	N
YSI XIV LP LLC	Delaware	100%	N
YSI XV LLC	Delaware	100%	N

Name	Jurisdiction of Organization	Percentage Ownership	Significant Subsidiary (Y/N)
YSI XVI LLC	Delaware	100%	N
YSI XVII GP LLC	Delaware	100%	N
YSI XVII LP	Delaware	100%	N
YSI XVII LP LLC	Delaware	100%	N
YSI XX GP LLC	Delaware	100%	N
YSI XX LP	Delaware	100%	N
YSI XX LP LLC	Delaware	100%	N
YSI XXI LLC	Delaware	100%	N
YSI XXIII LLC	Delaware	100%	N
YSI XXIV GP LLC	Delaware	100%	N
YSI XXIV LP LLC	Delaware	100%	N
YSI XXIX GP LLC	Delaware	100%	N
YSI XXIX LP	Delaware	100%	N
YSI XXIX LP LLC	Delaware	100%	N
YSI XXV GP LLC	Delaware	100%	N
YSI XXV LP	Delaware	100%	N
YSI XXV LP LLC	Delaware	100%	N
YSI XXVI GP LLC	Delaware	100%	N
YSI XXVI LP	Delaware	100%	N
YSI XXVI LP LLC	Delaware	100%	N
YSI XXVII GP LLC	Delaware	100%	N
YSI XXVII LP	Delaware	100%	N
YSI XXVII LP LLC	Delaware	100%	N
YSI XXVIII GP LLC	Delaware	100%	N
YSI XXVIII LP	Delaware	100%	N
YSI XXVIII LP LLC	Delaware	100%	N
YSI XXX LLC	Delaware	100%	N
YSI XXXI LLC	Delaware	100%	N
YSI XXXII LLC	Delaware	100%	N
YSI XXXIII LLC	Delaware	100%	N
YSI XXXIIIA LLC	Delaware	100%	N
YSI XXXIV LLC	Delaware	100%	N
YSI XXXV LLC	Delaware	100%	N
YSI XXXVII LLC	Delaware	100%	N
YSI XXXVIII LLC	Delaware	100%	N
YSI XXXIX LLC	Delaware	100%	N
YSI XXXX LLC	Delaware	100%	N
YSI XXXXI LLC	Delaware	100%	N
YSI XXXXII LLC	Delaware	100%	N
YSI XXXXIII LLC	Delaware	100%	N
YSI XXXXIV LLC	Delaware	100%	N
YSI XXXXV LLC	Delaware	100%	N
YSI XXXXVI LLC	Delaware	100%	N
YSI XXXXVII LLC	Delaware	100%	N
YSI XXXXVIII LLC	Delaware	100%	N
YSI XLIX LLC	Delaware	100%	N
YSI L LLC	Delaware	100%	N
YSI Venture LP LLC	Delaware	100%	N
YSI Venture GP LLC	Delaware	100%	N
YSI-HART Limited Partnership (Joint Venture)	Delaware	50%	N
YSI HART TRS, Inc.	Delaware	100%	N
CubeSmart Asset Management, LLC (formerly known as Storage Asset Management, LLC)	Delaware	100%	N

Name	Jurisdiction of Organization	Percentage Ownership	Significant Subsidiary (Y/N)
Property Guard, LLC	Delaware	100%	N
YSI Burke Lake, LLC	Delaware	100%	N
CS Venture I, LLC	Delaware	100%	N
United HSRE I, L.P. (Joint Venture)	Delaware	50%	N

D-1

EXHIBIT F

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus, dated October 28, 2011, filed with the Commission on October 28, 2011.

F-1

G-1